Exhibit 25

                                    FORM T-1
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(B)(2) _______
                               ------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)


            New York                                    13-3818954
    (Jurisdiction of incorporation                   (I.R.S. employer
      if not a U.S. national bank)                  identification No.)

       114 West 47th Street                              10036-1532
           New York, NY                                   (Zip Code)
      (Address of principal
        executive offices)
                               ------------------

                        Consolidated Natural Gas Company
               (Exact name of obligor as specified in its charter)


         Delaware                                          13-0596475
(State or other jurisdiction of                         (I.R.S. employer
 incorporation or organization)                        identification No.)

             CNG Tower                                     15222-3199
         625 Liberty Avenue                                (Zip Code)
      Pittsburgh, Pennsylvania
(Address of principal executive offices)

                               ------------------
                                 Debt Securities
                       (Title of the indenture securities)

==============================================================================

                                     GENERAL


1.   General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
            (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Consolidated Natural Gas Company currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  List of Exhibits

     T-1.1  --  Organization Certificate, as amended, issued by the
                State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.2  --  Included in Exhibit T-1.1.

     T-1.3  --  Included in Exhibit T-1.1.

     T-1.4  --  The By-Laws of United States Trust Company of New York,
                as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6  --  The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7  --  A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of May 22, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd day of May, 1997.

UNITED STATES TRUST COMPANY
         OF NEW YORK, Trustee

By:  /s/ John Guiliano
     -----------------------
     John Guiliano
     Vice President

                                                                   Exhibit T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


September 1, 1995



Securities and Exchange Commission 450 5th Street, N.W.
Washington, DC  20549

Gentlemen:


Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK


By:      /s/ Gerard F. Ganey
         -----------------------
         Gerard F. Ganey
         Senior Vice President

                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                DECEMBER 31, 1996
                                 (IN THOUSANDS)

ASSETS
Cash and Due from Banks                                              $75,754

Short-Term Investments                                               276,399

Securities, Available for Sale                                       925,886

Loans                                                              1,638,516
Less:  Allowance for Credit Losses                                    13,168
                                                                ------------
        Net Loans                                                  1,625,348
Premises and Equipment                                                61,278
Other Assets                                                         120,903
                                                                 -----------
         Total Assets                                             $3,085,568

LIABILITIES
Deposits:
         Non-Interest Bearing                                   $    645,424
         Interest Bearing                                          1,694,581
                                                                  ----------
           Total Deposits                                          2,340,005
Short-Term Credit Facilities                                         449,183
Accounts Payable and Accrued Liabilities                             139,261
                                                                 -----------
         Total Liabilities                                        $2,928,449
                                                                  ==========
STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                          14,995
Capital Surplus                                                       42,394
Retained Earnings                                                     98,926
Unrealized Gains (Losses) on Securities                                  804
Available for Sale, Net of Taxes
Total Stockholder's Equity                                           157,119
                                                                 -----------
         Total Liabilities and Stockholder's                      $3,085,568
           Equity                                                ===========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

April 9, 1997